*** Unofficial Translate***

Operation Management Right Contracting Agreement

Party A: Sales and Marketing Publishing House

Add.: Suite A, 14/F Guanghui International Trade Center, No.15 Jingsan Rd, Zhengzhou, PRC

Party B: Shenzhen Media Investment Co., Ltd.

Add.: Rm A3302, Jiangsu Building, Yitian Zhong Rd, Shenzhen, PRC 518026

Party A is a large-scale publishing house authorized by the news publication departments of the state and Henan province.

Party B, a large-scale asset management company with registered capital of RMB 25,000,000, which is a subsidiary of party A. It is jointly owned by all the employees of party A and a professional asset management firm. Party B is specialized in cultural media related business, such as newspapers and magazines publication, etc.

Under the background of China’s entry into WTO, in order to survive in the competition characterized by large capital, stabilize the management team, strengthen employees’ sense of responsibility, bring in employees’ collective wisdom and enthusiasm, fully utilize the social resource and capital, expand the firm’s capital and business scale, achieve corporation-kind operation and maintain the advantages in competition, Party A determines to contract all of its business and operation management right to Party B under the file No. [2003]2 approved by the Federation of Henan Light Industry and Provincial Office of Henan Light Industry Administration according to relevant rules and regulations of General Administration of Press Publication and Ministry of Foreign Trade and Economic Cooperation. Party A determaines to contract all of its business and management right to Party B. Under the principle of guaranteeing present and added value of the state-owned assets and based on full consultation of both parties, Party A and Party B reach an agreement of contractual operation management right as follows:

Ⅰ. Party B contracts all the business and operation management right of Party A. The duration of this contracting is ten years. (Nov.1, 2003 -Oct. 31, 2013.)

Ⅱ. Guarantee clause. In order to prevent loss and guarantee appreciation of the state-owned assets, Party B agrees to pay a one-time deposit of RMB 10,109,300 ( RMB 1,010,930 per year x 10 years) to obtain the contractual right of contracting all the business and operation management right of Party A (according to No.007 (2003) assessment report of Henan Shijilianhe accountants’ office); At the same time, Party B promises that for the continuous three years staring from the contract, the realized annual income of Party A (namely the sum of RMB 1,010,930 per year from contract fee and the bonus dividend from Party B)  would not be lower than the after-tax profit of Party A in the year of 2003 (the “basic level”) (based on the FY2003 accounting statement of Party A); In the case that the realized income of Party A is lower than the basic level , Party A have a priority in collecting the shortage before Party B to pay any dividend to the shareholders, until restore the realized income of Party A to the basic level. In the case that the realized income of Party A is higher than the basic level , Party A receives dividend from Party B according to the proportion of its shareholding. Upon the contract expiration in ten years, the ownership of the deposit that mention above is to Party A.

Ⅲ. The operation management rights Party B contracts from Party A include s :

1.

Rights to publish. Include publishing and printing affairs of all publications, and all other related operations.

2.

Advertising right. Issuing and acting as the agent of advertisement of all the publications;

3.

Right to use intangible assets, such as brand, trade mark, etc.(the ownership of the intangible assets belongs to Party A);

4.

Right of strategic decision-making and contracting with external parties in aspects of investment, joint venture, cooperation and contracting.

5.

The right of financial management and its operation;

6.

Right to obtain benefit. After Party B contracting with Sales and Marketing Publishing House , then all incomes from Sales and Marketing Publishing House is flows to Party B and Party B bears all its cost s and expenses.

Ⅳ. Terms of payment

Within 15 days after this agreement comes into force, Party B remits one-time payment of RMB 10,109,300 to Party A’s account.

Ⅴ. The management and personnel arrangements:

1.

After Party B contracts Party A’s operation management right, staffs of Party A become the staffs of Party B with double identities. Their salary and welfare remain the same for three years.

2.

Party B carries on the operation management of Party A according to modern enterprise management system. Party B hires the general manager and the financial director, who would be responsible for operating and managing the operational rights stated in this agreement.

3.

The responsibilities of the president, general manager and the financial director are authorized and clarified by the board of directors of Party B.

Ⅵ. The allocation of assets and profits

Before Party B contracts the operation management right, Party A remains the ownership of its assets (including the intangible assets); after Party B contracts the operation management right, Party B could use the existing office building, equipment and vehicle of Party A with compensation. Party A charges the compensation of usage according to the depreciation of the assets. Both parities would sign additional agreements regarding the usage of these fixed assets.

Ⅶ. Insurance clause. After Party B contracts the operation management right of Party A, Party B will continue to purchase social insurance for the staff of Party B that according to the state policies and law during the operation management period.

Ⅷ. Upon the expiration, Party B has the priority to renew the contract.

Ⅸ. Treatment of debt:

After Party B contracts the operation management right, the social insurance and welfare that Party A obligated to purchase for the staff before the contract starts should be bear by Party A; Party A should solely undertake all financial and legal liability caused/related to debts generated from the operation management right before the contracts the operation management right .. Party B is not sharing any responsibilities in this case.

Ⅹ. Liability for breach of this contracts :

1.

After the “Operation Management Right Contracting Agreement” is signed and come into force, the operation management right of Party B contracts from Party A is totally exclusive, monopolized, importable and non-restricted/intervened. If the failure in operation is caused by Party A, it will be regarded as a breach of contract on Party A. If a suspension of publication is caused by the Act of God of the state publication policy, Party A does not bear the liability for breaching the contract, but should return Party B's corresponding remaining deposits (calculated on RMB 1,010,930 per year basis).

2.

During the operation period, Party B should take best effort to prevent damages of intangible assets of Party A such as the brand etc. If, during the operation period after Party B contracts Party A’s operation management right, Party B terminates the agreement or transfers this operation management right to a third party without a valid excuse, or does not meet the minimum income requirements of Party A for the continuous three years, Party B will be regarded as breach of the contract.

Either Party A or Party B violating the above-mentioned clauses should be regarded as breaching of the contract. Either party shall be liable for its breach and indemnify for all actual losses incurred to the other party. In addition, the breaching party shall pay to the other party a penalty, which shall be equivalent to 50% of the registered capital of Shenzhen Media Information Investment Company. If Party A is the breaching party, it shall return Party B corresponding deposit in the residual terms of the contract (calculated as RMB 1,010,930 per year); If Party B is the breaching party, Party A does not need to return the corresponding deposits to Party B.

Ⅺ. Settlement of disputes. All disputes caused by this agreement or relevant items of this agreement thereof shall be settled by negotiation. If no settlement can be reached, the case in dispute shall then be submitted for arbitration to Shenzhen Arbitration Committee.

Ⅻ. This agreement will come into force as soon as it is duly signed and stamped by both parties,

and ratified by the responsible institution of the higher authority of Party A. This agreement is in quintuplicate, each party holds two copies, and the Provincial Office of Henan Light Industry Management keeps one for recording.

Party A: Sale and Marketing Publishing House

Representative: (Signature)

Oct.23, 2003

Party B: Shenzhen Media Investment Co., Ltd.

Representative: (Signature)

Oct.23, 2003

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